
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from the balance sheet and statement of operations and is qualified in its entirety to such financial statements.
</LEGEND>

<PERIOD-TYPE>                                        6-MOS
<FISCAL-YEAR-END>                                    DEC-31-1998
<PERIOD-END>                                         JUN-30-1998
<CASH>                                               3,028
<SECURITIES>                                         0
<RECEIVABLES>                                        43,939
<ALLOWANCES>                                         (2,455)
<INVENTORY>                                          34,963 <F1>
<CURRENT-ASSETS>                                     55,128
<PP&E>                                               120,511
<DEPRECIATION>                                       (18,463)
<TOTAL-ASSETS>                                       181,523
<CURRENT-LIABILITIES>                                32,853
<BONDS>                                              92,985 <F2>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             80
<OTHER-SE>                                           55,605 <F3>
<TOTAL-LIABILITY-AND-EQUITY>                         181,523
<SALES>                                              0
<TOTAL-REVENUES>                                     148,640
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                                     139,089
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   3,202
<INCOME-PRETAX>                                      6,349
<INCOME-TAX>                                         2,476
<INCOME-CONTINUING>                                  3,873
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                         3,873
<EPS-PRIMARY>                                        0.48
<EPS-DILUTED>                                        0.47

<F1> Includes the following assets: prepaid expenses and other of $8,466, deferred income taxes--current of $2,150, deferred income taxes--long-term of $71, restricted cash of $7,116, intangible assets, net of $9,673, and note receivable $7,487.
<F2> Includes the following long-term liabilities: deferred income of $5,045, capital lease obligation of $51,594, and long-term debt of $36,346.
<F3> Includes the following equity accounts: additional paid-in capital of
$48,469 and retained earnings of $7,136.

